Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of Fidelity New York Municipal
Trust: Fidelity New York Municipal Income Fund, Fidelity New York Insured Municipal Income Fund, Spartan New York Municipal Income Fund, and Spartan New York Intermediate Municipal Income Fund of our reports dated March 3, 1997 on the financial statements and financial highlights included in the January 31, 1997 Annual Reports to Shareholders of Fidelity New York Municipal Income Fund, Fidelity New York Insured Municipal Income Fund, Spartan New York Municipal Income Fund, and Spartan New York Intermediate Municipal Income Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
March 26, 1997